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                                                                     EXHIBIT 4.5
                                                                  EXECUTION COPY

                                   KITTY HAWK
                      2003 LONG TERM EQUITY INCENTIVE PLAN

         The Kitty Hawk 2003 Long Term Equity Incentive Plan (the "PLAN") was adopted by the Board of Directors of Kitty Hawk, Inc., a Delaware corporation (the "COMPANY"), effective as of July 29, 2003.


                                    ARTICLE 1
                                     PURPOSE

         The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase the value of the Company and its Subsidiaries by (a) encouraging the long-term commitment of the Employees, Consultants and Outside Directors of the Company and its Subsidiaries, (b) motivating performance of the Employees, Consultants and Outside Directors of the Company and its Subsidiaries by means of long-term performance related incentives, (c) encouraging and providing Employees, Consultants and Outside Directors of the Company and its Subsidiaries with an opportunity to obtain an ownership interest in the Company, (d) attracting and retaining outstanding Employees, Consultants and Outside Directors by providing incentive compensation opportunities, and (e) enabling participation by Employees, Consultants and Outside Directors in the long-term growth and financial success of the Company and its Subsidiaries.

         With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 ACT"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

         The Plan shall be submitted to the Company's stockholders for approval in accordance with the Delaware General Corporation Law; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Awards granted prior to stockholder approval shall be null and void if stockholder approval of the Plan is not obtained by July 29, 2004.


                                    ARTICLE 2
                                   DEFINITIONS

         For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "AWARD" means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, or SAR whether granted singly or in combination or in tandem (each individually referred to herein as an "INCENTIVE").


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         2.2 "AWARD AGREEMENT" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

         2.3 "AWARD PERIOD" means the period set forth in the Award Agreement with respect to a Stock Option or SAR during which the Stock Option or SAR may be exercised, which shall commence on the Date of Grant and expire at the time set forth in the Award Agreement.

         2.4 "BOARD" means the board of directors of the Company.

         2.5 "CHANGE OF CONTROL" means the first to occur of the following:

                  (A) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) (i) as a result of which the outstanding securities of the class then subject to Awards are exchanged or converted into cash, property and/or securities not issued by the Company and (ii) the terms of which provide that Awards shall continue in effect thereafter;

                  (B) any person or entity becoming the Beneficial Owner of voting securities of the Company representing more than 50% of the voting power of the Company (a "50% SHAREHOLDER"); provided, however, that the term "50% Shareholder" shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries or (iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan; or

                  (C) any person or entity becoming the Beneficial Owner of voting securities of the Company representing more than 80% of the voting power of the Company (an "80% SHAREHOLDER"); provided, however, that the term "80% Shareholder" shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries, or (iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan.

                  Notwithstanding the foregoing, a transaction described in clauses (A) or (B) shall not constitute a Change of Control hereunder if after such transaction (I) Continuing Directors occupy at least fifty percent (50%) of the seats (whether or not vacant) on the Board of Directors of the continuing, surviving or acquiring entity, as the case may be or, if such entity has a parent entity directly or indirectly holding at least a majority of the voting power of the voting securities of the continuing, surviving or acquiring entity, Continuing Directors occupy at least fifty percent (50%) of the seats (whether or not vacant) on the Board of Directors of the entity that is the ultimate parent of the continuing, surviving or acquiring entity, and (II) the continuing, surviving or acquiring entity (or the ultimate parent of such continuing, surviving or acquiring entity) assumes all outstanding Awards under this Plan or the Company survives as a separate legal entity and remains liable for all outstanding Awards under this Plan. For purposes of clarification, in calculating whether 50% of the seats on the Board of Directors are



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         occupied by Continuing Directors in clause (I) above, any vacant seat on the Board of Directors shall not be deemed to be occupied by a Continuing Director, until a Continuing Director has been appointed or elected to such seat. "CONTINUING DIRECTORS" means Board members who
         (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then in office or by a nominating committee of the Board of Directors (such nominating committee being comprised solely of independent directors) the majority of the members of which were directors at the date of this Plan or who are Continuing Directors.

                  For purposes of the Plan, a person or entity shall be deemed to be a "BENEFICIAL OWNER" of securities that such person or entity beneficially owns (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) together with securities beneficially owned by all of such person or entity's Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the 1934
         Act) and any other person or entity with which such person or entity, or such person or entity's Affiliates or Associates, has any agreement, arrangement, or understanding (other than the customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Company.

         2.6 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.7 "COMMITTEE" means the committee or person appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

         2.8 "COMMON STOCK" means the common stock, par value $0.000001 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

         2.9 "COMPANY" means Kitty Hawk, Inc. a Delaware corporation, and any successor entity.

         2.10 "CONSULTANT" means any individual who is not an employee performing advisory or consulting services for the Company or a Subsidiary, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

         2.11 "CORPORATION" means any entity that (i) is defined as a corporation under Code Section 7701 and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause



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(ii) hereof, an entity shall be treated as a "corporation" if it satisfies the definition of a corporation under Section 7701 of the Code.

         2.12 "DATE OF GRANT" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

         2.13 "DEFERRAL SHARES" means, solely with respect to shares which a Participant elects to defer the receipt, the number of shares of Common Stock the Participant would otherwise be eligible to receive upon the exercise of a Stock Option when the exercise price of such Stock Option is satisfied with the delivery of Common Stock.

         2.14 "EMPLOYEE" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

         2.15 "FAIR MARKET VALUE" means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on Nasdaq, the closing sales price per share of Common Stock on Nasdaq on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (c) if none of the above is applicable, such amount as may be determined by the Committee or the Board acting in good faith taking into account all relevant factors including, but not limited to, (x) the mean between the closing bid and asked price on such date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or other applicable over-the-counter bulletin board service and (y) any valuations or appraisals of the value of the Common Stock or the value of the Company.

         2.16 "INCENTIVE" is defined in Section 2.1 hereof.

         2.17 "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

         2.18 "NONPUBLICLY TRADED" means not listed on a national securities exchange registered with the Securities and Exchange Commission, not designated for trading on the Nasdaq National Market, and not traded on an electronic quotation system.

         2.19 "NONQUALIFIED STOCK OPTION" means a nonqualified stock option, granted pursuant to this Plan, to which Section 421 of the Code does not apply.

         2.20 "OPTION PRICE" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.


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         2.21 "OUTSIDE DIRECTOR" means a director of the Company who is not an
Employee.

         2.22 "PARTICIPANT" means an Employee, Consultant or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.

         2.23 "PLAN" means this Kitty Hawk 2003 Long Term Equity Incentive Plan, as amended from time to time.

         2.24 "REPORTING PARTICIPANT" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

         2.25 "RESTRICTED STOCK" means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

         2.26 "RESTRICTED STOCK UNIT" means a unit of Common Stock, which may be settled in either cash or Common Stock at the discretion of the Committee, granted to a Participant pursuant to Section 6.5 of this Plan which is subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

         2.27 "RETIREMENT" means any Termination of Service solely due to retirement upon or after attainment of age sixty (60) with at least three (3) years of service, or permitted early retirement as determined by the Committee.

         2.28 "SAR" or "STOCK APPRECIATION RIGHT" means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

         2.29 "SAR PRICE" means the exercise price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

         2.30 "STOCK OPTION" means a Nonqualified Stock Option or an Incentive Stock Option.

         2.31 "SUBSIDIARY" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.



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         2.32 "TERMINATION OF SERVICE" occurs when a Participant who is an
Employee or a Consultant of the Company or any Subsidiary shall cease to serve as an Employee or Consultant of the Company and its Subsidiaries, for any reason; or, when a Participant who is an Outside Director of the Company or a Subsidiary shall cease to serve as a director of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a "Termination of Service" shall not be deemed to have occurred when a Participant who is an Employee becomes a Consultant or an Outside Director or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Code section 422 upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option.

         2.33 "TOTAL AND PERMANENT DISABILITY" means a Participant is qualified for long-term disability benefits under the Company's or Subsidiary's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder which prevents the Participant from performing his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

                                    ARTICLE 3
                                 ADMINISTRATION

         3.1 GENERAL ADMINISTRATION; ESTABLISHMENT OF COMMITTEE. Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the "COMMITTEE"), which Committee shall initially be the Compensation Committee of the Board. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

         If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, membership on the Committee shall be limited to those members of the Board who are "outside directors" under
Section 162(m) of the Code and/or "non-employee directors" as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman.

         3.2      DESIGNATION OF PARTICIPANTS AND AWARDS.

                  (a) The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each




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         related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). The Committee shall, at its sole discretion, subject to the Code and all rules and regulations promulgated thereunder, have the authority to allow a Participant to elect to defer the receipt of Deferral Shares and to impose certain mandatory minimum deferral periods with respect to such Deferral Shares. All decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

                  (b) Notwithstanding Subsection 3.2(a), the Board may, in its sole discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an "AUTHORIZED OFFICER") to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award. The Authorized Officer shall notify the Committee in writing of the persons designated to receive such Awards, the type of Award or the type of Incentives subject to the Award, the Date of Grant, the number of shares of Common Stock that will be subject to such Awards, and the purchase price to be paid for such shares. If authorized to do so in the Board's written resolution, the Authorized Officer shall cause the Company to execute an Award Agreement with the Participant, subject to the Committee's ratification of such terms of an Award as required by law.

                  Within an administratively reasonable time after receipt of the Authorized Officer's written notice of one or more Awards, the Committee shall authorize or ratify the grant of such Awards and shall prescribe all other terms of such Awards pursuant to its authority set forth in Subsection 3.2(a).

         3.3 AUTHORITY OF THE COMMITTEE. The Committee, in its discretion, shall
(i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee's discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.


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         To the extent permitted by law, the Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

         With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "APPLICABLE LAW"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

                                    ARTICLE 4
                                   ELIGIBILITY

         Any Employee (including an Employee who is also a director or an officer), Consultant or Outside Director of the Company or a Subsidiary whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, Consultants, or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.


                                    ARTICLE 5
                SHARES SUBJECT TO PLAN; MAXIMUM INDIVIDUAL GRANTS

         5.1 NUMBER AVAILABLE FOR AWARDS. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 6,500,000 shares; provided, however, that the number of shares of Common Stock that may be awarded to a Participant in a single year may not exceed 1,500,000. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.






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         5.2 REUSE OF SHARES. If, and to the extent:

                  (a) An Award shall expire or terminate for any reason without having been exercised in full, or in the event that an Award is exercised or settled in a manner such that some or all of the shares of Common Stock relating to the Award are not issued to the Participant (or beneficiary) (including as the result of the use of shares for withholding taxes or for payment of the exercise price), the shares of Common Stock subject thereto which have not become outstanding shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan.

                  (b) Unvested shares of Common Stock issued under the Plan are subsequently repurchased by the Company as provided in Section 7.4, such shares of Common Stock shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan.

                  (c) Shares of Restricted Stock under the Plan are forfeited for any reason, such shares of Restricted Stock shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan.

                  (d) Shares of Common Stock are repurchased on the open market with remittances from the exercise of an Option under the Plan, such shares of Common Stock shall become available for issuance under the Plan.

         In no event shall the number of shares of Common Stock subject to Incentive Stock Options exceed, in the aggregate 6,500,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised.


                                    ARTICLE 6
                                 GRANT OF AWARDS

         6.1 IN GENERAL. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years after the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

         6.2 STOCK OPTIONS. The grant of an Award of Stock Options shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth: (i) the Incentive or Incentives being granted, (ii) the total number of shares of Common Stock subject to the Incentive(s), (iii) the Option Price, (iv) the Award Period, (v) the Date of Grant, and (vi) such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan.



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         6.3 OPTION PRICE. The Option Price for any share of Common Stock which may be purchased under a Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

         6.4 MAXIMUM ISO GRANTS. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company's records.

         6.5 RESTRICTED STOCK AND RESTRICTED STOCK UNITS. If shares of Restricted Stock or Restricted Stock Units are granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock or Units awarded, (ii) the price per share, if any, to be paid by the Participant for such Restricted Stock or Restricted Stock Units and the method of payment of the price (if any), (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified performance goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock or Restricted Stock Units, which shall be consistent with this Plan. The relevant performance goals will be set by the Committee and may be based upon factors including, without limitation, increases in corporate earnings, revenue growth, reduction in overhead, collection of accounts receivable and other goals set solely at the discretion of the Committee. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant. The Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying the purchase price.

                  (a) LEGEND ON SHARES. Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan.




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                  (b) RESTRICTIONS AND CONDITIONS. Shares of Restricted Stock
         shall be subject to the following restrictions and conditions:

                           (i) Subject to the other provisions of this Plan and
                  the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the "RESTRICTION PERIOD"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

                           (ii) Except as provided in sub-paragraph (i) above or
                  in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed in such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

                           (iii) The Restriction Period of Restricted Stock
                  shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to
                  Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives,
                  (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable measurements of Company performance, as may be determined by the Committee in its sole discretion.

                           (iv) Except as otherwise provided in the particular
                  Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either

                  (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

                           (v) In the event that Restricted Stock is issued to a
                  Participant as a result of such Participant's exercise of an Award prior to the vesting of such Award, such Restricted Stock shall remain subject to all of the vesting requirements and forfeiture provisions of such Award and the Plan as if such Award had not been exercised.

         6.6 SAR. A SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash. The SAR Price for any share of Common Stock subject to a SAR must be at least equal to the Fair Market Value of the share on the Date of Grant; provided, however, that the SAR Price for any share of Common Stock subject to a SAR granted as a "tandem Award" shall be the exercise price of the Stock Option that is granted in tandem with the SAR.

         6.7 TANDEM AWARDS. The Committee may grant two or more Incentives in one Award in the form of a "tandem Award," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

         6.8 AUTOMATIC STOCK OPTION GRANTS TO OUTSIDE DIRECTORS.

                  (a) Each individual who is an Outside Director as of the date of this Agreement shall be granted a Stock Option on the date hereof to purchase 225,000 shares of Common Stock at an exercise price of $0.30 per share, the Fair Market Value of the Common Stock on the date hereof. Such Stock Option shall be made subject to, and in no event may an Outside Director exercise any portion of such Stock

         Option prior to, stockholder approval of the Plan. Subject to the immediately preceding sentence, ten thirty-sixths (10/36) of the Common Stock issuable upon the exercise of such Stock Option shall be fully vested upon the grant of such Stock Option. The remaining twenty-six thirty-sixths (26/36) of the Common Stock issuable upon the exercise of such Stock Option will vest in 26 equal monthly installments with the first such installment vesting on September 1, 2003.

                  (b) With respect to any individual who joins the Board as an Outside Director before September 30, 2005, on the date on which such individual commences serving as an Outside Director, such individual shall be granted a Stock Option to purchase a number of shares of Common Stock such that the Stock Option will have a value (as determined by the Committee) of $45,000 on the date of such grant multiplied by a fraction, the numerator of which is equal to the number of days between the date such individual first commences serving as an Outside Director and September 30, 2005, and the denominator of which is the total number of days between October 1, 2002 and September 30, 2005, rounded down to the nearest whole share. If a Stock Option pursuant to this Section 6.8(b) is granted prior to stockholder approval of the Plan, then such grant shall be subject to, and in no event may an Outside Director exercise any portion of such Stock Option prior to, such stockholder approval. Such Stock Option will vest in equal monthly installments with the first installment vesting on the one month anniversary of the date such Stock Option is granted and the total number of installments equal to the number of months (including the month of such grant) between the date of the grant of such Stock Option and September 30, 2005.

                  (c) On September 30, 2005, and on each anniversary of September 30, 2005, each individual who is then an Outside Director shall be granted a Stock Option to purchase a number of shares of Common Stock such that the Stock Option will have a value (as determined by the Committee) of $15,000 on the date of such grant, rounded down to the nearest whole share. Such Stock Option will vest in 12 equal monthly installments with the first installment vesting on the one month anniversary of the date of such Stock Option's grant.

                  (d) Each grant of a Stock Option under this Section 6.8 shall be evidenced by an Award Agreement setting forth the number of shares subject to the Stock Option, the Option Price, the Award Period of the Stock Option, and such other terms and provisions determined by the Committee as are not inconsistent with the Plan. In the event of a Termination of Service of an Outside Director, the unexercised portion of any Stock Options granted pursuant to this Section 6.8 to such Outside Director which is vested will terminate and be forfeited upon the earlier of (i) 5 p.m. on the date which is 3 years following the date of the Outside Director's Termination of Service or (ii) 5 p.m. on the date the Award Period of such Stock Option terminates.

                                    ARTICLE 7
                              AWARD PERIOD; VESTING

         7.1 AWARD PERIOD.

                  (a) Subject to the other provisions of this Plan, the Committee shall specify the Award Period in each Award Agreement. No Award granted under the Plan may be exercised at any time after the end of its Award Period. The Award Period for any Award shall be no more than ten (10) years from the Date of Grant of the Award. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the Award Period of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

                  (b) In the event of a Termination of Service of a Participant, the Award Period shall be reduced or terminated in accordance with the Award Agreement.

         7.2 VESTING. Subject to Sections 6.8, 7.3 and 7.4, the Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

         7.3 VESTING ON CHANGE OF CONTROL. Notwithstanding the foregoing, in the event that a Change of Control occurs, then upon the effective date of such Change of Control, provided the Participant is employed by (or, if the Participant is a Consultant or Outside Director, is providing services to) the Company or a Subsidiary from the Date of Grant to the date of such Change of Control, any portion of an Award granted under this Plan that has not previously vested shall thereupon immediately become fully vested and the Award shall be fully exercisable, if not previously so exercisable.

         7.4      VESTING OF STOCK OPTIONS GRANTED TO EMPLOYEES.

         (a) Notwithstanding the provisions of Section 7.2, Stock Options granted under the Plan to Employees prior to September 1, 2003, will vest as follows:

                  (i) With respect to employees employed by the Company on September 30, 2002, ten forty-eights (10/48) of the Common Stock issuable upon the exercise of such Stock Option shall be fully vested upon the grant of such Stock Option. The remaining thirty-eight forty-eights (38/48) of the Common Stock issuable upon the exercise of such Stock Option will vest in 38 equal monthly installments with the first such installment vesting on September 1, 2003.

                  (ii) With respect to employees employed by the Company after September 30, 2002 but prior to September 1, 2003, the Stock Option will vest in 48 equal monthly installments as if the Stock Option were granted on the date of such employment and began vesting on the one month anniversary of the date of employment.

         (b) Stock Options granted under the Plan to Employees after September 1, 2003, will vest in 36 equal monthly installments with the first installment vesting on the one month anniversary of the date of such grant.

                                    ARTICLE 8
                                EXERCISE OF AWARD

         8.1 IN GENERAL. The Committee, in its sole discretion, may determine that an Award will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions (other than conditions with respect to vesting) upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised, but may not, except in the case of a Change of Control, accelerate the vesting conditions. No Award may be exercised for a fractional share of Common Stock. The granting of an Award shall impose no obligation upon the Participant to exercise that Award.

         8.2 LEGAL RESTRICTIONS. In no event may an Award be exercised or shares of Common Stock be issued pursuant to an Award if the exercise or the issuance thereof would violate applicable law or the rules or regulations of a stock exchange or inter-dealer quotation system on which the shares of Common Stock are then listed or quoted.

         8.3 EXERCISE OF STOCK OPTION.

                  (a) NOTICE AND PAYMENT. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least one (1) day after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide, at the sole discretion of the Committee, for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock or Restricted Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, and/or (c) in any other form of valid consideration (including cashless exercise features) that is acceptable to the Committee in its sole discretion; provided, that if the Option Price is paid in Restricted Stock, the stock received by the Participant pursuant to such exercise shall also be Restricted Stock.

                   (b) ISSUANCE OF CERTIFICATE. Except as otherwise provided in
         Section 6.5 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date.

                  (c) FAILURE TO PAY. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant's Stock Option and the Participant's right to purchase such Common Stock may be forfeited at the sole discretion of the Company.

         8.4 SARS. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date which shall be at least one (1) day after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

         8.5 DISQUALIFYING DISPOSITION OF INCENTIVE STOCK OPTION. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

         8.6 PAYMENT OF TAXES FOR OUTSIDE DIRECTORS. In connection with the exercise, vesting or other tax-triggering event related to an Award to an Outside Director, the Company shall pay such Outside Director subject to such tax an amount equal to forty percent of the gains resulting from such exercise, vesting or other tax-triggering event; provided, that the Company shall not be obligated to pay more than $10,000 for each twelve month period of service by such Outside Director as a member of the Company's Board of Directors.

                                    ARTICLE 9
                           AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.


                                   ARTICLE 10
                                      TERM

         The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on July 29, 2013, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.


                                   ARTICLE 11
                               CAPITAL ADJUSTMENTS

         In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the Option Price of each outstanding Award, (iv) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.5, and
(v) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Code Section 422. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. No adjustment or cash payment will be required under this Article 11 for the issuance of Common Stock or other securities for such consideration, not less than the par value of the Common Stock, as may be determined from time to time by the Board to be fair consideration.

         Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Participant of its computation of such adjustment or cash payment which shall be conclusive and shall be binding upon each such Participant.


                                   ARTICLE 12
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

         12.1 NO EFFECT ON COMPANY'S AUTHORITY. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         12.2 CONVERSION OF INCENTIVES WHERE COMPANY SURVIVES. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

         12.3 EXCHANGE OR CANCELLATION OF INCENTIVES WHERE COMPANY DOES NOT SURVIVE. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Stock Options or SARs, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Stock Options or SARs to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

         The Company shall give notice to each holder of Stock Options or SARs (or to his personal representative) at least thirty (30) days preceding the proposed effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation, and permit the Participants to either:

                  (a) exercise at any time prior to the effective date of such transaction any or all of such outstanding Stock Options or SARs, including in the Board's discretion some or all of such Stock Options or SARs which would not otherwise be vested and exercisable; or

                  (b) elect to receive payment of an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per share of such Stock Option (hereinafter the "SPREAD"), multiplied by the number of shares subject to the Stock Option. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

         An Award that, by its terms, would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of this Section 12.3.

                                   ARTICLE 13
                           LIQUIDATION OR DISSOLUTION

         If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.


                                   ARTICLE 14
                         INCENTIVES IN SUBSTITUTION FOR
                      INCENTIVES GRANTED BY OTHER ENTITIES

         Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees or directors of a corporation, partnership, or limited liability company who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.


                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

         15.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

         15.2 NONPUBLICLY TRADED COMMON STOCK. In the event a Participant receives, as Restricted Stock or pursuant to the exercise of a Stock Option, shares of Common Stock that are Nonpublicly Traded (as defined herein), the Committee may impose restrictions and conditions on the transfer or other disposition of those shares. The restrictions and conditions may be reflected in the Award Agreement or in a separate stockholders' agreement.

         15.3 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

         15.4 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

         15.5 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

         15.6 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation
Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

         15.7 TAX REQUIREMENTS. Subject to Section 8.6, the Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term "COMPANY" shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. A Participant receiving shares of Common Stock issued under the Plan shall be obligated to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant's income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six
(6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company's withholding of a number of shares to be delivered upon the




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

exercise of the Stock Option or settlement of an Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or
(iii). The Participant may also authorize the Company to withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

         15.8 STOCK OPTION ASSIGNABILITY. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.

         Except as otherwise provided herein, Nonqualified Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of vested Nonqualified Stock Options or SARs granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant ("IMMEDIATE FAMILY MEMBERS"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members,
(iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members,
(iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision; provided that (w) there shall be no consideration for any such transfer, (x) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, (y) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution, and (z) the forfeiture provisions provided for in this Plan and the Award Agreement applicable to such Nonqualified Stock Options or SARs shall continue as if such Nonqualified Stock Options or SARs had not been transferred.

         The Committee may, in its sole discretion, authorize all or a portion of any Nonqualified Stock Options or SARs granted to an Outside Director under the Plan to be on terms which permit their transfer to such Outside Director's employer or to any other partnership or other entity in connection with which such Outside Director provides services, in the event that such Outside Director has agreed with such employer, partnership or other entity, whether formally or informally, that such Nonqualified Stock Options or SARs shall be beneficially owned by such employer or other entity.

         Following any transfer, any such Nonqualified Stock Option or SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term "Participant" shall be




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

deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.8.

         15.9 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

         15.10 LEGEND. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

                  On the face of the certificate:

                           "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

                  On the reverse:

                           "The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Kitty Hawk 2003 Long Term Equity Incentive Plan, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

         The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

                           "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in



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

                           compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

         A copy of this Plan shall be kept on file in the principal office of the Company.


         15.11 LAW GOVERNING. This Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).


                                 ***************



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



         IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of July 29, 2003, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board.


                                KITTY HAWK, INC.



                                By:   /s/ ROBERT W. ZOLLER, JR.
                                     ------------------------------------------
                                Name:  Robert W. Zoller, Jr.
                                Title:   Chief Executive Officer and President




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